Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Kali Fry
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-3036
	kim_watkins@intuit.com	kali_fry@intuit.com

Intuit Reports Strong Fourth Quarter and Full Year Fiscal 2025 Results; Sets Fiscal 2026 Guidance With Double Digit Revenue Growth and Continued Operating Margin Expansion
Fourth-quarter revenue grew 20 percent, full year fiscal 2025 revenue grew 16 percent

MOUNTAIN VIEW, Calif. - Aug. 21, 2025 - Intuit Inc. (Nasdaq: INTU) the global financial technology platform that makes Intuit TurboTax, Credit Karma, QuickBooks, and Mailchimp,
announced financial results for the fourth quarter and full fiscal year 2025, which ended July 31, 2025.
“We had an exceptional fiscal 2025 with 20 percent growth in the fourth quarter and 16 percent growth for the full year,” said Sasan Goodarzi, Intuit’s chief executive officer. “Our virtual team of AI agents and AI-enabled human experts are powering success for consumers and businesses. We could not be more excited about the opportunity ahead.”
Financial Highlights
For the full year, Intuit:
•Grew total revenue to $18.8 billion, up 16 percent year-over-year.
•Increased combined platform revenue, which includes the Global Business Solutions Group Online Ecosystem, TurboTax Online, and Credit Karma, 19 percent to $14.9 billion.
•Grew Global Business Solutions Group revenue 16 percent to $11.1 billion and Online Ecosystem revenue 20 percent to $8.3 billion. Excluding Mailchimp, Global Business

Intuit Reports Fourth Quarter and Full-year 2025 Earnings

Solutions Group revenue grew 18 percent, and Online Ecosystem revenue grew 25 percent.
•Increased Consumer Group revenue 10 percent to $4.9 billion and TurboTax Live revenue 47 percent to $2.0 billion.
•Grew Credit Karma revenue 32 percent to $2.3 billion.
•Increased GAAP operating income 36 percent to $4.9 billion, and non-GAAP operating income 18 percent to $7.6 billion.
•Grew GAAP earnings per share 31 percent to $13.67, and non-GAAP earnings per share 19 percent to $20.15.
For the fourth quarter, Intuit:
•Grew total revenue 20 percent to $3.8 billion.
•Increased Global Business Solutions Group revenue 18 percent to $3.0 billion and Online Ecosystem revenue 21 percent to $2.2 billion. Excluding Mailchimp, Global Business Solutions Group revenue grew 21 percent, and Online Ecosystem revenue grew 26 percent.
•Grew Credit Karma revenue 34 percent to $649 million.
•Increased Consumer Group revenue 21 percent to $137 million.
Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.

Snapshot of Fiscal Year 2025 Full-year Results

GAAP				Non-GAAP
	FY25	FY24	Change	FY25	FY24	Change
Revenue	$18,831	$16,285	16%	$18,831	$16,285	16%
Operating Income	$4,923	$3,630	36%	$7,572	$6,402	18%
Earnings Per Share	$13.67	$10.43	31%	$20.15	$16.94	19%
Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).

Intuit Reports Fourth Quarter and Full-year 2025 Earnings

Snapshot of Fourth-quarter Fiscal Year 2025 Results

GAAP				Non-GAAP
	Q4 FY25	Q4 FY24	Change	Q4 FY25	Q4 FY24	Change
Revenue	$3,831	$3,184	20%	$3,831	$3,184	20%
Operating Income (Loss)	$339	$(151)	NM	$1,016	$730	39%
Earnings (Loss) Per Share	$1.35	$(0.07)	NM	$2.75	$1.99	38%
NM = Not Meaningful

Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).

"We delivered strong business outcomes for fiscal 2025, and we are proud of our progress across the big bets that delivered accelerated growth," said Sandeep Aujla, Intuit's chief financial officer. "We saw outstanding execution across our platform, driving breakthrough adoption in assisted tax, introducing transformative AI agents across our business platform, and building our mid-market go-to-market capabilities, all while driving strong margin expansion."
Business Segment Results
Global Business Solutions Group
Global Business Solutions Group revenue grew 18 percent for the quarter and 16 percent for the year to $11.1 billion. Online Ecosystem revenue grew 21 percent for the quarter and 20 percent for the year to $8.3 billion.
•QuickBooks Online Accounting revenue grew 23 percent for the quarter and 22 percent for the year. Growth in the quarter was driven by higher effective prices, customer growth, and mix shift.
•Online Services revenue grew 19 percent for both the quarter and the year. Growth in the quarter was driven by growth in money and payroll. Excluding Mailchimp, Online Services revenue grew 29 percent for both the quarter and the year.
•Total international online revenue grew 9 percent for both the quarter and the year on a constant currency basis.

Intuit Reports Fourth Quarter and Full-year 2025 Earnings

Consumer and ProTax Groups
Consumer Group revenue grew 10 percent for the year to $4.9 billion.
•TurboTax Live revenue grew 47 percent for the year, representing 41 percent of total Consumer Group revenue. TurboTax Live customers grew 24 percent.
•TurboTax Online paying units grew 6 percent on share gains from higher average revenue per return (ARPR) filers. TurboTax Online units declined 1 percent and total TurboTax units declined 2 percent for the year, due to yielding share with lower ARPR customers.

TurboTax Federal Unit Data

Units in millions	Season through July 31, 2025	Season through July 31, 2024	Change Year-Over-Year
Desktop Units	4.3	4.6	(4)%
Online Units	34.9	35.4	(1)%
Total U.S. TurboTax Units	39.2	39.9	(2)%

ProTax Group revenue grew 4 percent for the year to $621 million.
Credit Karma
Credit Karma revenue grew 32 percent to $2.3 billion for the year. Credit Karma revenue grew 34 percent for the quarter to $649 million, driven by strength in personal loans, credit cards, and auto insurance.
Capital Allocation Summary
The company:
•Reported a total cash and investments balance of approximately $4.6 billion and total debt of $6.0 billion as of July 31.
•Repurchased $2.8 billion of stock during fiscal year 2025. The Board approved a new $3.2 billion repurchase authorization, giving the company a total authorization of $5.3 billion to repurchase shares.

Intuit Reports Fourth Quarter and Full-year 2025 Earnings

•Received Board approval for a quarterly dividend of $1.20 per share, payable on October 17, 2025. This represents a 15 percent increase versus last year.
One Consumer Platform
Consistent with the company's vision to deliver one consumer platform, effective August 1, 2025, Intuit combined the Consumer, Credit Karma and ProTax businesses into a single Consumer business. The company will reflect this new organization in its fiscal 2026 segment reporting. Additional information can be found on the company's fact sheet at https://investors.intuit.com/financial-information.
Forward-looking Guidance
Intuit announced guidance for the full fiscal year 2026. The company expects:
•Revenue of $20.997 billion to $21.186 billion, growth of approximately 12 to 13 percent.
•GAAP operating income of $5.782 billion to $5.859 billion, growth of approximately 17 to 19 percent.
•Non-GAAP operating income of $8.611 billion to $8.688 billion, growth of approximately 14 to 15 percent.
•GAAP diluted earnings per share of $15.49 to $15.69, growth of approximately 13 to 15 percent.
•Non-GAAP diluted earnings per share of $22.98 to $23.18, growth of approximately 14 to 15 percent.
The company expects the following segment revenue results for fiscal year 2026:
•Global Business Solutions: growth of 14 to 15 percent. Excluding Mailchimp, the company expects Global Business Solutions Group revenue growth of 15.5 percent to 16.5 percent.
•Consumer: growth of 8 to 9 percent. This includes TurboTax growth of 8 percent, Credit Karma growth of 10 to 13 percent, and ProTax growth of 2 to 3 percent.
Intuit also announced guidance for the first quarter of fiscal year 2026, which ends Oct. 31. The company expects:
•Revenue growth of approximately 14 to 15 percent.
•GAAP earnings per share of $1.19 to $1.26.

Intuit Reports Fourth Quarter and Full-year 2025 Earnings

•Non-GAAP diluted earnings per share of $3.05 to $3.12.

Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on Aug. 21. The conference call can be heard live at https://investors.intuit.com/news-events/ir-calendar. Prepared remarks for the call will be available on Intuit’s website after the call ends.
Replay Information
A replay of the conference call will be available for one week by calling 800-839-2383, or 402-220-7202 from international locations. There is no passcode required. The audio webcast will remain available on Intuit’s website for one week after the conference call.
Investor Day 2025
Intuit will host its annual Investor Day on Sept. 18 at 8:00 a.m. Pacific time, at its headquarters in Mountain View, CA, and it can be viewed live at https://investors.intuit.com/news-events/ir-calendar. The half-day event will include presentations from Sasan Goodarzi, chief executive officer, Sandeep Aujla, chief financial officer, and other leaders.
About Intuit
Intuit is the global financial technology platform that powers prosperity for the people and communities we serve. With approximately 100 million customers worldwide using products such as TurboTax, Credit Karma, QuickBooks, and Mailchimp, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us at Intuit.com and find us on social for the latest information about Intuit and our products and services.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1,

Intuit Reports Fourth Quarter and Full-year 2025 Earnings

Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contains forward-looking statements, including expectations regarding: forecasts and timing of growth and future financial results of Intuit and its reporting segments; the impact of macroeconomic conditions on our business, segments, and products; Intuit’s prospects for the business in fiscal 2026 and beyond; Intuit’s growth outside the US; timing and growth of revenue from current or future products, features, and services; innovation across our ecosystem; demand for our products; customer growth and retention; Intuit's corporate tax rate; changes to our products, including the impact of AI; the amount and timing of any future dividends or share repurchases; our capital structure; availability of our offerings; and the impact of acquisitions and strategic decisions on our business; as well as all of the statements under the heading "Forward-looking Guidance."
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the effects of global developments and conditions or events, including macroeconomic uncertainty or geopolitical conditions, which have caused significant global economic instability and uncertainty. Given these risks and uncertainties, persons reading this communication are cautioned not to place any undue reliance on such forward-looking statements. These factors include, without limitation, the following: our ability to compete successfully; potential governmental encroachment in our tax business; our ability to develop, deploy, and use artificial intelligence in our platform and products; our ability to adapt to technological change and to successfully extend our platform; our ability to predict consumer behavior; our reliance on intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with our environmental, social, and governance efforts; risks associated with acquisition and divestiture activity; the issuance of equity or incurrence of debt to fund acquisitions or for general business purposes; cybersecurity incidents (including those affecting the third parties we rely on); customer or regulator concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent and the success of our hybrid work model; any deficiency in the quality or accuracy of our offerings (including the advice given by experts on our platform); any delays in product launches;

Intuit Reports Fourth Quarter and Full-year 2025 Earnings

difficulties in processing or filing customer tax submissions; risks associated with international operations; risks associated with climate change; changes to public policy, laws, or regulations affecting our businesses; legal proceedings in which we are involved; fluctuations in the results of our tax business due to seasonality and other factors beyond our control; changes in tax rates and tax reform legislation; global economic conditions (including, without limitation, inflation); exposure to credit, counterparty and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings.
More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2024 and in our other SEC filings. You can locate these reports through our website at https://investors.intuit.com. First-quarter and full-year fiscal 2026 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. Except as required by law, we do not undertake any duty to update any forward-looking statement or other information in this presentation.

TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31, 2025	July 31, 2024	July 31, 2025	July 31, 2024

Net revenue:
Service	$3,291	$2,670	$16,400	$13,861
Product and other	540	514	2,431	2,424
Total net revenue	3,831	3,184	18,831	16,285
Costs and expenses:
Cost of revenue:
Cost of service revenue	834	733	3,624	3,250
Cost of product and other revenue	16	14	68	69
Amortization of acquired technology	44	36	156	146
Selling and marketing	1,251	1,104	5,035	4,312
Research and development	801	725	2,928	2,754
General and administrative	424	377	1,601	1,418
Amortization of other acquired intangible assets	121	123	481	483
Restructuring	1	223	15	223
Total costs and expenses [A]	3,492	3,335	13,908	12,655
Operating income (loss)	339	(151)	4,923	3,630
Interest expense	(59)	(60)	(247)	(242)
Interest and other income, net	86	71	158	162
Income (loss) before income taxes	366	(140)	4,834	3,550
Income tax (benefit) provision [B]	(15)	(120)	965	587
Net income (loss)	$381	$(20)	$3,869	$2,963

Basic net income (loss) per share	$1.36	$(0.07)	$13.82	$10.58
Shares used in basic per share calculations	279	280	280	280

Diluted net income (loss) per share	$1.35	$(0.07)	$13.67	$10.43
Shares used in diluted per share calculations	282	280	283	284

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]The following table summarizes the total share-based compensation expense that we recorded in operating income (loss) for the periods shown.

	Three Months Ended		Twelve Months Ended
(In millions)	July 31, 2025	July 31, 2024	July 31, 2025	July 31, 2024
Cost of revenue	$101	$102	$423	$402
Selling and marketing	137	137	541	506
Research and development	159	161	629	639
General and administrative	93	94	375	368
Restructuring	—	25	—	25
Total share-based compensation expense	$490	$519	$1,968	$1,940
[B]We recognized excess tax benefits on share-based compensation of $143 million in our provision for income taxes for the twelve months ended July 31, 2025 and $183 million for the twelve months ended July 31, 2024.
Our effective tax rate for the twelve months ended July 31, 2025 was approximately 20%. Excluding certain tax benefits primarily related to share-based compensation, our effective tax rate was approximately 24%. This rate differed from the federal statutory rate of 21% primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the benefit we received from the federal research and experimentation credit.
Our effective tax rate for the twelve months ended July 31, 2024 was approximately 17%. Excluding certain tax benefits primarily related to share-based compensation, our effective tax rate was approximately 24%. This rate differed from the federal statutory rate of 21% primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the benefit we received from the federal research and experimentation credit.
On July 4, 2025, the U.S. federal government enacted the One Big Beautiful Bill Act (OBBBA), which includes significant tax law changes. The OBBBA has multiple effective dates from fiscal 2025 through fiscal 2027. The provisions effective during fiscal 2025 did not have a significant impact on our consolidated financial statements.
In the current global tax policy environment, the U.S. and other domestic and foreign governments continue to consider, and in some cases enact, changes in corporate tax laws. As changes occur, we account for finalized legislation in the period of enactment.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2025
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$271	$593	$3,720	$339	$4,923
Amortization of acquired technology	37	37	38	44	156
Amortization of other acquired intangible assets	120	120	120	121	481
Restructuring	9	4	1	1	15
Professional fees for business combinations	—	—	2	—	2
Net (gain) loss on executive deferred compensation plan liabilities [A]	5	8	(7)	21	27
Share-based compensation expense	511	498	469	490	1,968
Non-GAAP operating income (loss)	$953	$1,260	$4,343	$1,016	$7,572

GAAP net income (loss)	$197	$471	$2,820	$381	$3,869
Amortization of acquired technology	37	37	38	44	156
Amortization of other acquired intangible assets	120	120	120	121	481
Restructuring	9	4	1	1	15
Professional fees for business combinations	—	—	2	—	2
Net (gain) loss on executive deferred compensation plan liabilities [A]	5	8	(7)	21	27
Share-based compensation expense	511	498	469	490	1,968
Net (gain) loss on debt securities and other investments [B]	42	3	2	(2)	45
Net (gain) loss on executive deferred compensation plan assets [A]	(4)	(7)	7	(20)	(24)
Income tax effects and adjustments [C]	(208)	(196)	(172)	(260)	(836)
Non-GAAP net income (loss)	$709	$938	$3,280	$776	$5,703

GAAP diluted net income (loss) per share	$0.70	$1.67	$10.02	$1.35	$13.67
Amortization of acquired technology	0.13	0.13	0.13	0.16	0.55
Amortization of other acquired intangible assets	0.42	0.42	0.43	0.43	1.70
Restructuring	0.03	0.01	—	—	0.05
Professional fees for business combinations	—	—	0.01	—	0.01
Net (gain) loss on executive deferred compensation plan liabilities [A]	0.02	0.03	(0.02)	0.07	0.10
Share-based compensation expense	1.80	1.76	1.66	1.74	6.95
Net (gain) loss on debt securities and other investments [B]	0.15	0.01	0.01	(0.01)	0.16
Net (gain) loss on executive deferred compensation plan assets [A]	(0.02)	(0.02)	0.02	(0.07)	(0.09)
Income tax effects and adjustments [B]	(0.73)	(0.69)	(0.61)	(0.92)	(2.95)
Non-GAAP diluted net income (loss) per share	$2.50	$3.32	$11.65	$2.75	$20.15

Shares used in GAAP diluted per share calculations	283	283	282	282	283

Shares used in non-GAAP diluted per share calculations	283	283	282	282	283
[A]  During the first quarter of fiscal 2025, we began to exclude from non-GAAP measures both the gains and losses on executive deferred         compensation plan liabilities, and the related gains and losses on executive deferred compensation plan assets. Prior periods have not been reclassified as the amounts are not material.
[B]    During the three months ended October 31, 2024, we recognized a $42 million net loss on other long-term investments.
[C]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and tax benefits related to share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$307	$369	$3,105	$(151)	$3,630
Amortization of acquired technology	38	36	36	36	146
Amortization of other acquired intangible assets	120	120	120	123	483
Restructuring [A]	—	—	—	223	223
Professional fees for business combinations	—	—	—	5	5
Share-based compensation expense	495	475	451	494	1,915
Non-GAAP operating income (loss)	$960	$1,000	$3,712	$730	$6,402

GAAP net income (loss)	$241	$353	$2,389	$(20)	$2,963
Amortization of acquired technology	38	36	36	36	146
Amortization of other acquired intangible assets	120	120	120	123	483
Restructuring [A]	—	—	—	223	223
Professional fees for business combinations	—	—	—	5	5
Share-based compensation expense	495	475	451	494	1,915
Net (gain) loss on debt securities and other investments	1	(3)	1	1	—
Loss on disposal of a business	1	—	9	(1)	9
Income tax effects and adjustments [B]	(198)	(235)	(202)	(298)	(933)
Non-GAAP net income (loss)	$698	$746	$2,804	$563	$4,811

GAAP diluted net income (loss) per share	$0.85	$1.25	$8.42	$(0.07)	$10.43
Amortization of acquired technology	0.13	0.13	0.13	0.13	0.51
Amortization of other acquired intangible assets	0.42	0.42	0.42	0.43	1.70
Restructuring [A]	—	—	—	0.79	0.79
Professional fees for business combinations	—	—	—	0.02	0.02
Share-based compensation expense	1.75	1.67	1.59	1.74	6.75
Net (gain) loss on debt securities and other investments	0.01	(0.01)	—	—	—
Loss on disposal of a business	0.01	—	0.03	—	0.03
Income tax effects and adjustments [B]	(0.70)	(0.83)	(0.71)	(1.05)	(3.29)
Non-GAAP diluted net income (loss) per share	$2.47	$2.63	$9.88	$1.99	$16.94

Shares used in GAAP diluted per share calculations	283	284	284	280	284

Shares used in non-GAAP diluted per share calculations	283	284	284	283	284
[A]        Restructuring charges for the three and twelve months ended July 31, 2024 includes $25 million in share-based compensation expense. See "About Non-GAAP Financial Measures" for further information on restructuring charges.
[B]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and tax benefits related to share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	July 31, 2025	July 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$2,884	$3,609
Investments	1,668	465
Accounts receivable, net	530	457
Notes receivable held for investment, net	1,403	779
Notes receivable held for sale	—	3
Income taxes receivable	50	78
Prepaid expenses and other current assets	496	366
Current assets before funds receivable and amounts held for customers	7,031	5,757
Funds receivable and amounts held for customers	7,076	3,921
Total current assets	14,107	9,678

Long-term investments	94	131
Property and equipment, net	961	1,009
Operating lease right-of-use assets	541	411
Goodwill	13,980	13,844
Acquired intangible assets, net	5,302	5,820
Long-term deferred income tax assets	1,222	698
Other assets	751	541
Total assets	$36,958	$32,132

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$—	$499
Accounts payable	792	721
Accrued compensation and related liabilities	858	921
Deferred revenue	1,019	872
Other current liabilities	625	557
Current liabilities before funds payable and amounts due to customers	3,294	3,570
Funds payable and amounts due to customers	7,076	3,921
Total current liabilities	10,370	7,491

Long-term debt	5,973	5,539
Operating lease liabilities	597	458
Other long-term obligations	308	208
Total liabilities	17,248	13,696

Stockholders’ equity	19,710	18,436
Total liabilities and stockholders’ equity	$36,958	$32,132

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	July 31, 2025	July 31, 2024
Cash flows from operating activities:
Net income	$3,869	$2,963
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	172	159
Amortization of acquired intangible assets	637	630
Non-cash operating lease cost	75	81
Share-based compensation expense	1,968	1,940
Deferred income taxes	(435)	(554)
Other	127	92
Total adjustments	2,544	2,348
Originations and purchases of notes receivable held for sale	—	(96)
Sales and principal repayments of notes receivable held for sale	—	98
Changes in operating assets and liabilities:
Accounts receivable	(71)	(52)
Income taxes receivable	27	(48)
Prepaid expenses and other assets	(283)	(30)
Accounts payable	73	133
Accrued compensation and related liabilities	(64)	257
Deferred revenue	142	(49)
Operating lease liabilities	(77)	(71)
Other liabilities	47	(569)
Total changes in operating assets and liabilities	(206)	(429)
Net cash provided by operating activities	6,207	4,884
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(2,363)	(780)
Sales of corporate and customer fund investments	320	526
Maturities of corporate and customer fund investments	864	676
Purchases of property and equipment	(124)	(250)
Acquisitions of businesses, net of cash acquired	(184)	(83)
Originations and purchases of notes receivable held for investment	(3,992)	(2,538)
Sales of notes receivable originally classified as held for investment	562	234
Principal repayments of notes receivable held for investment	2,706	2,068
Other	(107)	(80)
Net cash used in investing activities	(2,318)	(227)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of discount and issuance costs	—	3,956
Repayments of debt	(500)	(4,200)
Proceeds from borrowings under unsecured revolving credit facility	—	100
Repayments on borrowings under unsecured revolving credit facility	—	(100)
Proceeds from borrowings under secured revolving credit facilities	429	180
Repayments on borrowings under secured revolving credit facilities	—	(25)
Proceeds from issuance of stock under employee stock plans	398	282
Payments for employee taxes withheld upon vesting of restricted stock units	(982)	(1,002)
Cash paid for purchases of treasury stock	(2,772)	(1,988)
Dividends and dividend rights paid	(1,189)	(1,034)
Net change in funds receivable and funds payable and amounts due to customers	3,107	3,436
Other	(1)	(2)
Net cash used in financing activities	(1,510)	(397)
Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	3	(13)
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	2,382	4,247
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	7,099	2,852
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$9,481	$7,099

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the consolidated balance sheets to the total amounts reported on the consolidated statements of cash flows
Cash and cash equivalents	$2,884	$3,609
Restricted cash and restricted cash equivalents included in funds receivable and amounts held for customers	6,597	3,490
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$9,481	$7,099

Supplemental disclosure of cash flow information:
Interest paid	$284	$200
Income taxes paid, net	$1,408	$1,881

Supplemental schedule of non-cash investing activities:
Transfers of notes receivable originated or purchased as held for investment to held for sale, net	$546	$231

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending October 31, 2025
Revenue	$3,744	$3,776	$—		$3,744	$3,776
Operating income	$440	$460	$719	[a]	$1,159	$1,179
Diluted earnings per share	$1.19	$1.26	$1.86	[b]	$3.05	$3.12

Twelve Months Ending July 31, 2026
Revenue	$20,997	$21,186	$—		$20,997	$21,186
Operating income	$5,782	$5,859	$2,829	[c]	$8,611	$8,688
Diluted earnings per share	$15.49	$15.69	$7.49	[d]	$22.98	$23.18
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $554 million; amortization of other acquired intangible assets of approximately $121 million; and amortization of acquired technology of approximately $44 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]     Reflects estimated adjustments for share-based compensation expense of approximately $2.2 billion; amortization of other acquired intangible assets of approximately $483 million; and amortization of acquired technology of approximately $176 million.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated August 21, 2025 contains non-GAAP financial measures. Table B1, Table B2, and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP diluted net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures. Beginning in the first quarter of fiscal 2025, we exclude from our non-GAAP measures gains and losses from the revaluation of our executive deferred compensation plan liabilities, and the related gains and losses on our executive deferred compensation plan assets. Prior periods have not been reclassified as amounts are immaterial.

We exclude the following items from all of our non-GAAP financial measures:
•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Restructuring charges
•Share-based compensation expense
•Gains and losses on executive deferred compensation plan liabilities
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees and transaction costs for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:
•Gains and losses on debt securities and other investments
•Gains and losses on executive deferred compensation plan assets
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, restructuring, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists and trade names.

Restructuring charges. This consists of costs incurred as a direct result of discrete strategic restructuring actions, including, but not limited to severance and other one-time termination benefits, and other costs, which are different in terms of size, strategic nature, and frequency than ongoing productivity and business improvements.

Share-based compensation expense. This consists of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Gains and losses on executive deferred compensation plan liabilities. We exclude from our non-GAAP financial measures gains and losses on the revaluation of our executive deferred compensation plan liabilities.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees and transaction costs for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt securities and other investments. We exclude from our non-GAAP financial measures credit losses on available-for-sale debt securities and gains and losses on other investments.

Gains and losses on executive deferred compensation plan assets. We exclude from our non-GAAP financial measures gains and losses on the revaluation of our executive deferred compensation plan assets.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our long-term projections, we are using a long-term non-GAAP tax rate of 24% for fiscal 2025 and fiscal 2026. This long-term non-GAAP tax rate could be subject to change for various reasons including significant acquisitions, changes in our geographic earnings mix, or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, sales of available-for-sale debt securities and other investments, and disposals of businesses and long-lived assets.